Exhibit 23

KPMG LLP Suite 600 701 West Eighth Avenue Anchorage, AK 99501
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Northrim BanCorp, Inc.:
We consent to incorporation by reference in the registration statement (No. 333-120836) on Form S-8 of Northrim BanCorp, Inc.’s Employee Stock Incentive Plan and Employee Stock Option and Restricted Stock Award Plan of our reports dated March 6, 2008 with respect to the consolidated balance sheets of Northrim BanCorp Inc. as of December 31, 2007 and 2006, and the related consolidated statements of income, changes in shareholders’ equity and comprehensive income, and cash flows for each of the years in the three—year period ended December 31, 2007, and the effectiveness of internal control over financial reporting as of December 31, 2007, which reports appear in the December 31, 2007 annual report on Form 10-K of Northrim Bancorp, Inc.
Anchorage, Alaska
March 6, 2008
KPMG LLP, a U.S. limited liability partnership, is the U.S.
member firm of KPMG International, a Swiss cooperative.